                                                                     EXHIBIT 3.9

                                    BY-LAWS

                                       of

                              AOL TIME WARNER INC.
                            (A Delaware Corporation)



                                   ARTICLE I

                                  Stockholders
                                  ------------

          SECTION 1.01.  Place of Meetings.  Meetings of the stockholders of AOL
                         ------------------
Time Warner Inc., a corporation formed pursuant to the General Corporation Law of the State of Delaware (the "Corporation"), shall be held at such time and
                               -----------
place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors of the Corporation (the "Board of
                                                                     --------
Directors") and stated in the notice of the meeting or in a duly executed waiver
---------
of notice thereof.

          SECTION 1.02.  Annual Meetings.  Each annual meeting of the
                         ----------------
stockholders of the Corporation shall be held on such date and at such time and place as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting, at which meeting the stockholders shall elect the directors of the Corporation and transact such other business as may be properly brought before such meeting. Written notice of each annual meeting stating the date, hour and place of such meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of such meeting.

          SECTION 1.03.  Special Meetings.  Unless otherwise provided by law or
                         -----------------
by the Certificate of Incorporation of the Corporation, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by the Board of Directors. Written notice of a special meeting stating date, hour and place of such meeting and the purpose or purposes for which such meeting is called shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

          SECTION 1.04.  Quorum.  Except as otherwise provided by law or by the
                         -------
Certificate of Incorporation of the Corporation, the holders of a majority of the capital
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                                                                               2

stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders of the Corporation for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders of the Corporation, the stockholders of the Corporation entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of the Corporation entitled to vote at the meeting.

          SECTION 1.05.  Voting.  Unless otherwise provided by law, the
                         -------
Certificate of Incorporation of the Corporation or these By-Laws, any question brought before any meeting of the stockholders of the Corporation shall be decided by the vote of the holders of a majority of the shares represented and entitled to vote thereat. Each stockholder of the Corporation represented at any meeting of the stockholders of the Corporation shall be entitled to cast one vote for each share of capital stock issued and outstanding and entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at any meeting of the stockholders of the Corporation, in his or her discretion, may require that any votes cast at such meeting be cast by written ballot.

          SECTION 1.06.  Consent of Stockholders in lieu of Meeting.  Unless
                         -------------------------------------------
otherwise provided in the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, in a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
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                                                                               3

          SECTION 1.07.  List of Stockholders Entitled to Vote.  The officer of
                         --------------------------------------
the Corporation who has charge of the transfer books for shares of the Corporation shall prepare and make, at least 10 days before every meeting of the stockholders of the Corporation, a complete list of the stockholders of the Corporation entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of such stockholder. Such list shall be produced and kept open to the examination of any stockholder of the Corporation for any purpose germane to the meeting, as required by law.

          SECTION 1.08.  Stock Ledger.  The stock ledger, or a duplicate thereof
                         -------------
kept in the State of Delaware, shall be prima facie evidence as to who are the
                                        ----- -----
stockholders of the Corporation entitled to examine the stock ledger or the list of stockholders prepared pursuant to Section 1.07 or to vote in person or by proxy at any meeting of the stockholders of the Corporation.


                                   ARTICLE II

                                   Directors
                                   ---------

          SECTION 2.01.  Number and Election of Directors. Unless otherwise
                         ---------------------------------
provided by law, the number of members constituting the Board of Directors shall be determined from time to time by resolutions adopted by a majority of the entire Board of Directors. Directors need not be stockholders of the Corporation or citizens or residents of the United States of America. Each of the directors of the Corporation shall hold office until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

          SECTION 2.02.  Resignations.  Any director may resign at any time.
                         -------------
Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 2.03.  Removal.  Except as hereinafter provided, any director
                         -------
of the Corporation or the directors of the Corporation may be removed from office either for or without cause at any time by the affirmative vote of the holders of a majority of the capital stock issued and outstanding and entitled to vote for the election of
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                                                                               4

directors of the Corporation, at an annual meeting or a special meeting called for that purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of a majority of all shares of capital stock issued and outstanding and entitled to vote thereon.

          SECTION 2.04  Vacancies.  Vacancies and newly created directorships
                        ----------
resulting from any increase in the number of directors may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office for the balance of the unexpired term or until his or her earlier death, resignation or removal as herein provided.

          SECTION 2.05.  Duties and Powers.  All corporate powers shall be
                         ------------------
exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders of the Corporation.

          SECTION 2.06.  Meetings.  The Board of Directors may hold meetings,
                         ---------
both annual and special, either within or without the State of Delaware. Annual meetings of the Board of Directors may be held without notice at such time and place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by any director of the Corporation. Notice thereof stating the date, hour and place of the meeting shall be given to each director by mail, telephone, telegram or telecopy not less than two days before the time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

          SECTION 2.07  Quorum.  Unless otherwise provided by law, the
                        -------
Certificate of Incorporation of the Corporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without
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                                                                               5

notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 2.08.  Actions of Board.  Unless otherwise provided by the
                         -----------------
Certificate of Incorporation of the Corporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee consent thereto in writing, and such writing is filed with the minutes of proceedings of the Board of Directors or such committee, as the case may be.

          SECTION 2.09.  Meeting by Means of Conference Telephone.  Unless
                         -----------------------------------------
otherwise provided by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other, and participation in a meeting pursuant to this Section 2.09 shall constitute presence in person at such meeting.

          SECTION 2.10.  Compensation.  The directors who are officers or
                         ------------
employees of the Corporation or of an affiliate of the Corporation shall serve on the Board of Directors without compensation. The compensation of any other director shall be set by resolution adopted by the Board of Directors. Nothing contained in this Section 2.10, however, shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

          SECTION 2.11.  Interested Directors.  No contract or transaction
                         ---------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose if (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof that authorizes the contract or transaction.


                                  ARTICLE III

                                    Officers
                                    --------

          SECTION 3.01.  General.  The officers of the Corporation shall be
                         --------
chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and one or more Assistant Secretaries. Any two or more offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation of the Corporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

          SECTION 3.02.  Election.  The Board of Directors shall elect the
                         ---------
officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Any officer of the Corporation elected by the Board of Directors may be removed at any time for or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. Nothing contained in this Section 3.02, however, shall be construed to preclude any officer from serving the Corporation in any other capacity and receiving compensation therefor.

          SECTION 3.03.  Voting Securities Owned by the Corporation.  Powers of
                         -------------------------------------------
attorney, proxies, waivers of notice
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                                                                               7

of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by any officer of the Corporation, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present, in each case subject to having obtained the requisite approvals of the Board of Directors and the stockholders of the Corporation with respect to any such matter. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          SECTION 3.04. Chief Executive Officer.  The Chief Executive Officer of
                        ------------------------
the Corporation, subject to the control of the Board of Directors and the stockholders of the Corporation, shall exercise general and active supervision over business and affairs of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he or she, in his or her discretion, may deem to be in the best interests of the Corporation. The Chief Executive Officer of the Corporation shall preside at meetings of the Board of Directors and of the stockholders of the Corporation. The Chief Executive Officer of the Corporation shall, in general, perform all duties incident to the office of Chief Executive Officer and shall have such other duties as these By-laws or the Board of Directors may from time to time prescribe.

          SECTION 3.05.  Chief Financial Officer.  The Chief Financial Officer
                         ------------------------
of the Corporation shall have the custody of the funds and securities of the Corporation and shall keep full and accurate account of all receipts and disbursements in respect thereof in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name of and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the Chief Executive Officer of the Corporation, taking proper vouchers for such disbursements. He or she shall render to the Board of Directors, the Chief Executive Officer of the Corporation and the stockholders of the Corporation at each annual meeting of the Board of Directors and the stockholders of the Corporation, or whenever any of the foregoing may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

          SECTION 3.06.  Vice President.  The Vice President of the Corporation,
                         ---------------
or Vice Presidents of the Corporation, shall have such duties as these By-laws, the Board of Directors or the Chief Executive Officer of the Corporation may from time to time prescribe.

          SECTION 3.07.   Assistant Secretary.  The Assistant Secretary of the
                          --------------------
Corporation, or any of the Assistant Secretaries of the Corporation if there be more than one, shall give, or cause to be given, notice of all meetings of the Board of Directors and the stockholders of the Corporation and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer of the Corporation, any director of the Corporation or any stockholder of the Corporation upon whose request the meeting is called as provided in these By-Laws. The Assistant Secretary, or any of the Assistant Secretaries if there be more than one, shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose. Each Assistant Secretary shall perform any other duties as may be assigned by these By-laws, the Board of Directors or the Chief Executive Officer of the Corporation.


                                   ARTICLE IV

                               Share Certificates
                               ------------------

          SECTION 4.01.  Form of Certificates.  Every stockholder of the
                         ---------------------
Corporation shall be entitled to have a certificate signed, in the name of the Corporation by (i) a Vice President of the Corporation and (ii) an Assistant Secretary of the Corporation, certifying the number and class of shares owned by him or her in the Corporation.

          SECTION 4.02.  Signatures.  Where a certificate is countersigned by
                         -----------
(i) a transfer agent other than the Corporation or its employee or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          SECTION 4.03.  Lost Certificates.  The Board of Directors may direct a
                         ------------------
new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          SECTION 4.04.  Transfers.  Shares of stock of the Corporation shall be
                         ----------
transferable in the manner provided by law and in these By-Laws. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

          SECTION 4.05.  Record Date.  In order that the Corporation may
                         ------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of the meeting, (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors and (iii) in the case of any other action, shall not be more than sixty days prior to such other actions. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however that the Board of Directors may fix a new record date
         --------  -------
for the adjourned meeting.

          SECTION 4.06.  Beneficial Owners.  The Corporation shall be entitled
                         ------------------
(i) to recognize the exclusive right of a person registered on its books as the owner of shares to vote as such owner and to receive dividends and (ii) to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                   ARTICLE V

                                    Notices
                                    -------

          SECTION 5.01.  Notices.  Whenever notice is required by law, the
                         --------
Certificate of Incorporation or these By-Laws to be given to any director or stockholder of the Corporation, such notice may be given by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given personally, by telegram, by telecopy or as otherwise permitted by law.

          SECTION 5.02.  Waivers of Notice.  Whenever any notice of a meeting is
                         ------------------
required by law, the Certificate of Incorporation or these By-Laws to be given to any director or stockholder of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time for such meeting stated therein, shall be deemed equivalent thereto. Attendance of a director or a stockholder of the Corporation in person or by proxy at such a meeting shall constitute a waiver of notice to such director or stockholder of such meeting, except when such director or stockholder attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE VI

                               General Provisions
                               ------------------

          SECTION 6.01.  Dividends.  Subject to the provisions of the
                         ----------
Certificate of Incorporation of the Corporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any annual or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for equalizing dividends, meeting contingencies, maintaining or repairing any property of the Corporation or any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          SECTION 6.02.  Disbursements.  All checks or demands for money and
                         --------------
notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          SECTION 6.03.  Fiscal Year.  The fiscal year of the Corporation shall
                         ------------
be the calendar year or such other period as may be adopted by resolution of the Board of Directors.

          SECTION 6.04.  Corporate Seal.  The corporate seal shall have
                         ---------------
inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VII

                                Indemnification
                                ---------------

          SECTION 7.01.  Right to Indemnification.  The Corporation, to the
                         -------------------------
fullest extent permitted or required by Delaware General Corporation Law or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a
               ----------
director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity")
                                                               --------------
against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a
                      --------  -------
director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the proceeding was commenced after a Change in Control (as hereinafter defined in Section 7.04(e) of this Article
VII). Any director or officer of the Corporation entitled to indemnification as provided in this Section 7.01 is hereinafter called an "Indemnitee". Any right
                                                        ----------
of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article VII.

          SECTION 7.02.  Insurance, Contracts and Funding. The Corporation may
                         ---------------------------------
purchase and maintain insurance to
protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 7.01 of this Article VII or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 7.01 of this Article VII, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this
Article VII.

          SECTION 7.03.  Indemnification Not Exclusive Right.  The right of
                         ------------------------------------
indemnification provided in this Article VII shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article VII shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII, whether arising from acts or omissions occurring before or after such adoption.

          SECTION 7.04.  Advancement of Expenses; Procedures; Presumptions and
                         -----------------------------------------------------
Effect of Certain Proceedings; Remedies.  In furtherance, but not in limitation
----------------------------------------
of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VII:

          (a)  Advancement of Expenses.  All reasonable expenses (including
               ------------------------
     attorneys' fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VII.

          (b)  Procedure for Determination of Entitlement to Indemnification.
               --------------------------------------------------------------
     (i) To obtain indemnification under this Article VII, an Indemnitee shall submit to an Assistant Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting
                                                                ----------
     Documentation").  The determination of the Indemnitee's entitlement to
     -------------
     indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. Each Assistant Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

               (ii)  The Indemnitee's entitlement to indemnification under this
     Article VII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 7.04(e) of this Article VII), whether or not they constitute a quorum of the Board of Directors, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined in Section 7.04(e) of this Article VII) if (x) a Change in Control (as hereinafter defined in Section 7.04(e) of this Article VII) shall have occurred and the Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation; or (D) as provided in Section 7.04(c) of this Article VII.

               (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7.04(b)(ii) of this Article VII, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if
                                                      --------  -------
     a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an

     Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

          (c)  Presumptions and Effect of Certain Proceedings.  Except as
               -----------------------------------------------
     otherwise expressly provided in this Article VII, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VII (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 7.04(b)(i) of this Article VII, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 7.04(b) of this Article VII to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 7.01 of this Article VII, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its
                                                 ---- ----------
     equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

          (d)  Remedies of Indemnitee.  (i)  In the event that a determination
               -----------------------
     is made pursuant to Section 7.04(b) of this Article VII that the Indemnitee is not entitled to indemnification under this Article VII, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American

     Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article VII (with respect to actions or omissions occurring prior to such Change in Control).

               (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 7.04(b) or (c) of this Article VII, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section 7.04(a) of this Article VII or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 7.04(b) or (c) of this Article VII, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder, due to the occurrence of an event described in sub-clause (A) or (B) of this clause
     (ii) (a "Disqualifying Event"); provided, however, that in any such action
              -------------------    --------  -------
     the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

               (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 7.04(d) that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VII.

               (iv) In the event that the Indemnitee, pursuant to this Section 7.04(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article VII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

          (e)  Definitions.  For purposes of this Section 7.04:
               ------------

               (i)  "Authorized Officer" means any one of the Chief Executive
                     ------------------
     Officer, the Chief Financial Officer, any Vice President or any Assistant Secretary of the Corporation.

               (ii)  "Change in Control" means the occurrence of any of the
                      -----------------
     following (w) any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (x) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or the liquidation or dissolution of the Corporation or (y) during any period of two consecutive years, individuals who at the beginning of such period who shall have constituted the entire Board of Directors shall have ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director shall have been approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

               (iii)  "Disinterested Director" means a director of the
                       ----------------------
     Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

               (iv)  "Independent Counsel" means a law firm or a member of a law
                      -------------------
     firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article VII. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this
     Article VII.


                                  ARTICLE VIII

                                   Amendments
                                   ----------

          The Board of Directors shall have the power to adopt, amend or repeal these By-Laws. The By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the stockholders of the Corporation.